Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 25, 2010, among Cell Therapeutics, Inc., a Washington corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act (as defined below) contained in Section 4(2) thereof and/or Regulation D thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, (i) shares of Preferred Stock (as defined below), and (ii) Warrants (as defined below) pursuant to an exemption from the registration requirements of Section 5 of the Securities Act (as defined below) contained in Section 4(2) thereof and/or Regulation D thereunder, in each case as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designation (as defined herein) and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j) of this Agreement.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person (as such terms are used in and construed under Rule 405 of the Securities Act). With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Articles of Incorporation” means the Company’s Amended and Restated Articles of Incorporation, as amended from time to time.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Articles of Amendment to the Articles of Incorporation filed by the Company with the Secretary of State of the State of Washington on or prior to the Closing Date, in the form of Exhibit A attached hereto.

“Closing” means the closing of the purchase and sale of the Securities on the Closing Date pursuant to Section 2.1 of this Agreement.

“Closing Date” means July 27, 2010.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof, pursuant to the terms of such securities, to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means O’Melveny & Myers LLP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form S-3” shall have the meaning ascribed to such term in Section 3.1(f) of this Agreement.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) of this Agreement.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o) of this Agreement.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (other than, in the case of the Securities, restrictions provided in the Transaction Documents or as otherwise agreed or imposed by a Purchaser).

“Losses” shall have the meaning assigned to such term in Section 4.7.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) of this Agreement.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m) of this Agreement.

“Per Share Purchase Price” equals $1,000, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to Closing.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means 4,060 shares of the Company’s Series 6 Preferred Stock issued hereunder and having the rights, preferences and privileges set forth in the Certificate of Designation.

“Proceeding” means any action, claim, suit, investigation or proceeding whether commenced or threatened.

“Prospectus” means the final prospectus filed for the Registration Statement, including the documents incorporated by reference in the Registration Statement, including the documents incorporated by reference in such final prospectus.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission pursuant to Section 4.14 of this Agreement, including the documents incorporated by reference therein.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.7 of this Agreement.

“Registration Statement” means the automatically effective registration statement on Form S-3 (Commission File No. 333-161442) filed by the Company with the Commission pursuant to the Securities Act for the registration of the Preferred Stock and the Underlying Shares, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the Securities Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e) of this Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h) of this Agreement.

“Securities” means the Preferred Stock, the Underlying Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shareholder Approval” means the approval of the Company’s shareholders as required by applicable law, after the Initial Issuance Date (as defined in the Warrants), of an amendment to the Articles of Incorporation to increase the authorized number of shares of Common Stock available for issuance thereunder by 400,000,000 shares.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act (but shall be deemed to not include the location and/or reservation of borrowable shares of Common Stock).

“Stated Value” means $1,000 per share of Preferred Stock, subject to increase as set forth in Section 3(a) of the Certificate of Designation.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Preferred Stock purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” shall have the meaning ascribed to such term in Section 3.1(a) of this Agreement.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which (and if) the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex; The NASDAQ Capital Market; The NASDAQ Global Market; The NASDAQ Global Select Market; the New York Stock Exchange; or the Borsa Italiana S.p.A. (MTA International).

“Transaction Documents” means this Agreement, the Certificate of Designation, the Warrants and any other documents or agreements executed and delivered to the Purchasers in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Preferred Stock in accordance with the terms of the Certificate of Designation.

“Washington Counsel” means K&L Gates LLP.

“Warrants” means the Common Stock purchase warrants delivered to the Purchasers at the Closing on the Closing Date in accordance with Section 2.2(a) of this Agreement, which warrants shall be exercisable as set forth therein, and have a term of exercise beginning six months and one day after the Initial Issuance Date and expire four years, six months and one day after the Initial Issuance Date, in the form of Exhibit D attached hereto; provided, however, that the exercisability of the Warrants shall be subject to, and conditioned upon, receipt of the Shareholder Approval.

“Warrant Shares” means the shares of Common Stock to be issuable upon exercise of the Warrants, subject to, and conditioned upon, receipt of the Shareholder Approval.

“WS” means Weinstein Smith LLP with offices located at 420 Lexington Avenue, Suite 2620, New York, New York 10170-0002.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing At the Closing, upon the terms set forth herein, the Company shall sell, and the Purchasers shall purchase, in the aggregate, severally and not jointly, $4,060,000 of Preferred Stock, with each Purchaser purchasing Preferred Stock with an aggregate Stated Value equal to such Purchaser’s Subscription Amount, and Warrants as determined pursuant to Section 2.2(a) of this Agreement at the Per Share Purchase Price. The aggregate number of shares of Preferred Stock sold hereunder shall be 4,060. The Preferred Stock and the Warrants are being issued and sold pursuant to an exemption from Section 5 of the Securities Act contained in Section 4(2) thereof and/or Regulation D thereunder. Each Purchaser shall deliver to the Company via wire transfer or certified check immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser its respective shares of Preferred Stock and Warrants as determined pursuant to Section 2.2(a) of this Agreement and the other items set forth in Section 2.2 of this Agreement deliverable at the Closing on the Closing Date. The Closing shall occur at 7:00 a.m., Los Angeles time, at the offices of O’Melveny & Myers, LLP, 1999 Avenue of the Stars, Suite 700, Los Angeles, California 90067 or such other time and location as the parties shall mutually agree, immediately after the closing of the transactions contemplated by the Warrant Exchange Agreement.

2.2 Deliveries; Closing Conditions.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) a legal opinion of Company Counsel, substantially in the form of Exhibit B attached hereto;

(ii) a legal opinion of Washington Counsel, substantially in the form of Exhibit C attached hereto;

(iii) a certificate evidencing a number of shares of Preferred Stock equal to such Purchaser’s Subscription Amount divided by the Stated Value, registered in the name of such Purchaser; and

(iv) a Warrant registered in the name of such Purchaser to purchase up to 1,428.5714 shares of Common Stock for each share of Preferred Stock purchased by such Purchaser, with an exercise price equal to $0.42 per share, subject to adjustment therein, in the form of Exhibit D attached hereto.

(b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company such Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company.

(c) The respective obligations of the Company, on the one hand, and the Purchasers, on the other hand, hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties contained herein (unless made as of a specified date therein) of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company);

(ii) all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) of the items set forth in Section 2.2(a) and (b) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended on the Company’s principal U.S. Trading Market (and the Underlying Shares shall be listed for trading thereon) and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, on any U.S. Trading Market.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, which shall qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the following representations and warranties set forth below to each Purchaser as of the date hereof and as of the Closing Date:

(a) Subsidiaries. All of the direct and indirect subsidiaries (each, a “Subsidiary”) of the Company are set forth on the Company’s most recently filed Annual Report on Form 10-K. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification except where the revocation, limitation or curtailment could not have or reasonably be expected to result in a Material Adverse Effect.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the

Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection therewith other than in connection with the Required Approvals and the Shareholder Approval. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not, subject to receipt of the Shareholder Approval, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Other than the Shareholder Approval and related matters, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person or other entity of any kind, including, without limitation, any Trading Market or Commissione Nazionale per le Societa e la Borsa (“CONSOB”) in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for any filings required to be made under applicable federal and state securities laws and the listing applications with respect to the listing of the Underlying Shares required pursuant to Section 4.9 (collectively, the “Required Approvals”), and except where the failure to obtain any such consent, waiver, authorization or order, give any such notice, or make any such filing or registration could not have or reasonably be expected to result in a Material Adverse Effect.

(f) Issuance of the Securities. The Preferred Stock and the Warrants are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Underlying Shares are duly authorized and, when issued in accordance with the terms of the Preferred Stock, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. Subject to the receipt of the Shareholder Approval and the effectiveness of the Amendment (as defined in the Warrants) or notification by the Company pursuant to Section 6(e) of the Warrants and the reservation of the shares contemplated thereby, the Warrant Shares will be duly authorized and, when issued in accordance with the terms of the Warrants following satisfaction of the foregoing, the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company (i) as of the Closing, will have reserved from its duly authorized capital stock the shares of Common Stock issuable upon conversion of the Preferred Stock, and (ii) following receipt of the Shareholder Approval or upon other availability (as provided in the Warrant) for reservation of a sufficient number of authorized shares of the Company after the date hereof, will reserve from its duly authorized capital stock the shares of Common Stock issuable upon exercise of the Warrants. The Preferred Stock and the Underlying Shares are being issued pursuant to an exemption from Section 5 of the Securities Act contained in Section 4(2) thereof and/or Regulation D thereunder and, assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby). The Company has prepared and filed with the Commission in accordance with the provisions of the Securities Act the Registration Statement. The Registration Statement was automatically effective upon filing with the Commission on August 19, 2009. The Registration Statement is effective pursuant to the Securities Act and available for the resale of the Preferred Stock and the Underlying Shares thereunder and the Company has not received any written notice that the Commission has issued or intends to issue a stop-order or other order with respect to the Registration Statement or the Prospectus or that the Commission otherwise has (i) suspended or withdrawn the effectiveness of the Registration Statement, or (ii) issued any order preventing or suspending the use of the Prospectus, in either case, either temporarily or permanently or intends or has threatened in writing to do so. Upon receipt of the Preferred Stock and the Underlying Shares upon conversion thereof, the Purchasers will have good and marketable title to such securities and, following the filing of the Prospectus Supplement pursuant to Section 4.14, the Preferred Stock and the Underlying Shares will be immediately freely tradable on each Trading Market (subject to Section 4.19 and assuming compliance by the Purchasers with Section 4.14 with respect the Selling Purchaser Information). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company meets all of the requirements for the use of a registration statement on Form S-3 (“Form S-3”) pursuant to the Securities Act for the resale of the Preferred Stock and the Underlying Shares, and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the Securities Act. The Registration Statement, as of its effective date, meets the requirements set forth in Rule 415(a)(1)(x) pursuant to the Securities Act. The Company (i) has not distributed any offering material in connection with the offering and sale of any of the Securities, and (ii) until no Purchaser holds any of the Securities, shall not distribute any offering material in connection with the offering and sale of any of the Securities to, or by, the Purchasers, in each case, other than the Registration Statement, the Prospectus, the Prospectus Supplement or any amendment or supplement thereto required pursuant to applicable law or Section 4 and the Transaction Documents. The Company is a “well-known seasoned issuer” as defined in Rule 405 as promulgated under the Securities Act.

(g) Capitalization. Except as disclosed in the SEC Reports, the Company has not issued any capital stock since its most recently filed periodic report pursuant to the Exchange Act, other than pursuant to the Exchange Agreements entered into with certain holders of the Company’s outstanding 4% Convertible Senior Subordinated Notes on May 16, 2010 (the “Exchange Agreements”), pursuant to the Securities Purchase Agreement entered into with certain purchasers on May 23, 2010 for the issuance and sale of shares of Series 5 Preferred Stock and warrants exercisable to purchase shares of Common Stock, the exercise of employee stock options pursuant to the Company’s stock option plans, the issuance of shares of Common Stock to employees, directors and consultants pursuant to the Company’s equity incentive plans, and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report pursuant to the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and for various outstanding series of convertible debt, options and warrants described in the SEC Reports, and except as contemplated by the Exchange Agreement entered into with certain holders of outstanding warrants on the date hereof (the “Warrant Exchange Agreement”) and for the warrants issued thereunder, and except for the Rodman Warrants (as defined below), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers, and other than pursuant to warrants (the “Rodman Warrants”) to be issued to

Rodman & Renshaw, LLC (“Rodman”) in connection with the transactions contemplated by this Agreement, if any), and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities, other than pursuant to the Warrant Exchange Agreement. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than the Shareholder Approval and related matters, no further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. Except as disclosed in the SEC Reports or as contemplated by this Agreement or as otherwise agreed by a Purchaser, there are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) SEC Reports; Financial Statements. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it pursuant to the Securities Act and the Exchange Act, including, without limitation, pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to it, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, together with the related notes and schedules thereto, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission and all other applicable rules and regulations with respect thereto as in effect at the time of filing. Such financial statements, together with the related notes and schedules, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Except as disclosed in the SEC Reports and except for the deposit of $39.3 million in cash with the trustee for the Company’s 4% convertible senior subordinated notes for the repayment in full of the outstanding amount due on such notes on July 1, 2010 and except for the VAT Disclosure (as defined below), since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not issued any equity securities to any officer, director or Affiliate except pursuant to existing Company equity incentive plans. Except for the issuance of the Securities contemplated by this Agreement, the transactions contemplated by the Warrant Exchange Agreement or as set forth in the SEC Reports and the Prospectus, or as otherwise disclosed to the Purchasers, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Business Day prior to the date that this representation is made.

(j) Litigation. Except as disclosed in the SEC Reports, except that on July 12, 2010, CONSOB (1) notified the Company that CONSOB began its preliminary investigation for its decision on the administrative proceedings regarding the two claimed violations by the Company of the provisions of Section 114, paragraph 1 of the Italian Legislative Decree no. 58/98 due to the asserted late disclosure of certain information reported, at CONSOB’s request, in the press release disseminated on December 19, 2008 and March 23, 2009 (as such claimed violations are further described in the Company’s Form 10-Q for the fiscal quarter ended March 31, 2010) and (2) provided the Company with a preliminary investigation report in reply to the Company’s defenses to such allegations submitted on January 8, 2010 and except that on (1) June 25, 2010, the Italian Tax Authority (or ITA) issued notices of assessment to CTI (Europe) based on the ITA’s audit of CTI (Europe)’s Value Added Tax (or VAT) returns for the years 2006 and 2007 based on similar findings of the 2003 and 2005 assessments (which 2003 and 2005 assessments were further described in the Company’s Form 10-Q for the fiscal quarter ended March 31, 2010) and the assessments, including interest and penalties, for the years 2006 and 2007 are €2.5 million (or approximately $3.1 million) and €.8 million (or approximately $1.1 million), respectively and (2) July 14, 2010, the ITA issued a notice of deposit payment to CTI (Europe) based on the 2005 assessment, including interest and collection fees, for an amount of €0.9 million (or approximately $1.1 million) as of June 30, 2010 payable in the third quarter of 2010 (such disclosure regarding VAT shall be referred to herein as the “VAT Disclosure”), there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign)

(collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, or (ii) could, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Reports and except for a shareholder derivative action, Souda v. John H. Bauer et. al. (Case No 2:10-cv-00905) filed on June 1, 2010 and related to the three prior shareholder derivative actions described in the Company’s Form 10-Q for the fiscal quarter ended March 31, 2010, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as disclosed in the SEC Reports, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary pursuant to the Exchange Act or the Securities Act.

(k) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except as disclosed herein and except in each case as could not reasonably be expected to have a Material Adverse Effect.

(m) Regulatory Permits. Except as disclosed in the SEC Reports, (i) the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and (ii) neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens which do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights currently employed by them in connection with the business currently operated by them that are necessary for use in the conduct of their respective businesses as described in the SEC Reports, except where the failure to so have could not reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received any written notice that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person, except for such as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. To the best knowledge of the Company, such insurance contracts are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including restricted stock programs and stock option agreements under any stock option plan of the Company.

(r) Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(s) Certain Fees. Other than to Rodman, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents, other than as specifically set forth in the Prospectus Supplement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(s) that may be due in connection with the transactions contemplated by the Transaction Documents.

(t) Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act.

(u) Registration Rights. No Person has any right to cause the Company to effect the registration pursuant to the Securities Act of any securities of the Company, which rights will interfere with the transactions contemplated hereunder.

(v) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the Commission is currently contemplating terminating such registration. Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as disclosed in the SEC Reports, the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(w) Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (other than with respect to that certain Shareholder Rights Agreement dated as of December 28, 2009, between the

Company and Computershare Trust Company, N.A., a federally chartered trust company as Rights Agent) (including any distribution under a rights agreement), or other similar anti-takeover provision pursuant to the Articles of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights pursuant to the Transaction Documents, including without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 of this Agreement.

(y) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company in a manner that would require shareholder approval pursuant to the rules of any Trading Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any Trading Market.

(z) Indebtedness. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness disclosed to the Purchasers except for any such default that could not have or reasonably be expected to result in a Material Adverse Effect.

(aa) Tax Status. Except for matters that could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect and except as disclosed in the SEC Reports and except for the VAT Disclosure, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(bb) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(cc) Accountants. Stonefield Josephson, Inc. (i) to the knowledge of the Company, is an independent public accountant as required by the Exchange Act and is an independent registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002, as amended, as required by the rules of the Public Company Accounting Oversight Board, and (ii) expressed its opinion with respect to the audited financial statements and related schedules included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

(dd) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ee) Acknowledgement Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f), 3.2(g) and 4.19 of this Agreement which shall control), it is understood and acknowledged by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) that past or future open market or other transactions by any Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) that any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (A) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, and (B) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ff) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(gg) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

(hh) Regulation D Compliance. Neither the Company, nor any person acting on its behalf and at its direction, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer and sale of the Preferred Stock and Warrants and issuance of the Warrant Shares, (ii) has made, directly or indirectly, any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offer and sale of the Preferred Stock and Warrants and issuance of the Warrant Shares to be integrated with prior offerings by the Company for purposes of the Securities Act in a manner that would require registration of such offer and sale under the Securities Act, or (iii) will take any action or steps referred to in clause (ii) above that would cause the offer and sale of the Preferred Stock and Warrants and the issuance of the Warrants Shares to be integrated with future offerings by the Company in a manner that requires registration of such offer and sale under the Securities Act.

(ii) Rule 144 Holding Period. In the absence of an order or directive from a governmental authority to the contrary, the Company will not take a position that the holding period for the Warrants or the Warrant Shares did not commence on the Closing Date.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the execution and delivery of this Agreement on the date first above written in this Agreement to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Intent to Take Over. Such Purchaser has no present actual intent to seek to effect, or to assist others in effecting, a hostile acquisition of the Company.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants for cash it will be an institutional “accredited investor” as defined under Regulation D under the Securities Act and/or meets the definition of “qualified institutional buyer” as defined in Rule 144A(a)(1) under the Securities Act, and is not an entity formed for the sole purpose of acquiring the Securities. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser has had access to such information as it deemed necessary in order to conduct any due diligence it has determined it wants to do in connection with the purchase and sale of the Securities and its decision to participate in such purchase and sale. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Purchaser understands that nothing in the Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Purchaser acknowledges that it must rely on legal, tax and investment advisors of its own choosing in connection with its purchase of the Securities.

(e) Purchase for Own Account; No General Solicitation or General Advertising. Such Purchaser is acquiring the Securities for its own account, in the ordinary course of its business and not with a view toward, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the Securities Act. Such Purchaser is not acquiring the Securities as a result of any “general solicitation” or “general advertising,” as such terms are used in Regulation D under the Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(f) Rule 144; Restricted Nature of Securities. Such Purchaser has read and understands Rule 144 and further understands that until such time as the same are no longer required under applicable requirements of the Securities Act or applicable state securities laws, the Securities shall be restricted securities within the meaning of the federal securities laws and the Securities and any certificates representing the Securities, and all certificates or other instruments issued in exchange therefor or in substitution thereof, may bear a customary restrictive legend in the form set forth below, and that the Company will make a notation on its records and give instructions to its transfer agent in order to implement the restrictions on transfer set forth and described therein:

“The Securities represented hereby have not been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered, sold, pledged or hypothecated absent registration of such transaction pursuant to the Securities Act or pursuant to an available exemption therefrom.”

Subject to Section 4.19, the Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Subject to Section 4.19, such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(g) Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first learned of the specific purchase and sale transaction being effected pursuant to this Agreement and ending immediately prior to the execution and delivery hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement and to its counsel, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with the transaction expressly contemplated by this Agreement (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(h) No Government Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities purchased hereunder.

(i) Beneficial Ownership. Immediately following such Purchaser’s purchase of Securities hereunder, such Purchaser, together with its Affiliates, will not beneficially own more than 4.99% of the Common Stock. For purposes hereof beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Removal of Legends. Certificates evidencing the Underlying Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 3.2(f) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Underlying Shares or Warrant Shares pursuant to Rule 144, (iii) if such Underlying Shares or Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares or Warrant Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the transfer agent for its Common Stock (the “Transfer Agent”) promptly after the filing of the Prospectus Supplement if required by the Transfer Agent to effect the Company’s compliance with the preceding sentence. The Company agrees that following the filing of the Prospectus Supplement or at such time as such legend is no longer required under this Section 4.1, it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Underlying Shares or Warrant Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Underlying Shares and Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

4.2 Furnishing of Information. Until the earlier of the time that (i) no Purchaser owns Preferred Stock or Underlying Shares or (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports pursuant to the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination other than in connection with a Fundamental Transaction (as defined in the Warrants) in which the Company is not the surviving entity or in which all of the capital stock of the Company is acquired by an unaffiliated and unrelated Person. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act other than in connection with a Fundamental Transaction in which the Company is not the surviving entity or in which all of the capital stock of the Company is acquired by an unaffiliated and unrelated Person, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c)(1) of the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 of the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration pursuant to the Securities Act within the requirements of the exemption provided by Rule 144 of the Securities Act. The Company represents and warrants that it is in material compliance with all of the requirements (including, without limitation, the reporting, submission and posting requirements) of Rule 144(c)(1) of the Securities Act and Rule 405 of Regulation S-T, each as in effect and amended as of the date hereof.

4.3 Integration. After this transaction, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities such that the rules of the Trading Market would require shareholder approval of this transaction prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company shall (a) issue a press release disclosing the material terms of the transactions contemplated hereby simultaneously with the execution and delivery hereof (the “Press Release”), and (b) by 8:30 a.m. (New York City time) on the fourth (4th) Trading Day following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including the Transaction Documents as exhibits thereto. From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the Press Release. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and, except as may be required by law, neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or any Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with any registration statement contemplated by Section 4.14 or filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or any Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this subclause (ii).

4.5 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. Notwithstanding the foregoing (but subject to the terms of any such written agreement), to the extent the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.6 Use of Proceeds. The Company will use the proceeds from the offering for general corporate purposes.

4.7 Indemnification of Purchasers. Subject to the provisions of this Section 4.7, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser or any governmental or regulatory agency, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a material breach of such Purchaser’s representations, warranties or covenants of the Transaction Documents or any agreements or understandings such Purchaser may have with any such shareholder or any material violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance) or (c) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus that covers resales of the Preferred Stock and Underlying Shares, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading (except to the extent, but only to the extent, that such untrue statements or alleged untrue statements or omissions or alleged omissions are based solely upon information regarding a Purchaser furnished in writing to the Company by a Purchaser expressly for use therein). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.

4.8 Reservation and Registration of Common Stock. As of the Closing, the Company will have reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue all of the Underlying Shares.

4.9 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on a Trading Market, and the Company shall list all of the Underlying Shares on each of The NASDAQ Capital Market and the Borsa Italiana S.p.A. (MTA International) no later than the Closing Date. The Company further agrees that if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Underlying Shares and will take such other action as is necessary to cause all of the Underlying Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market, other than in connection with a Fundamental Transaction (as defined in the Warrants) in which the Company is not the surviving entity or in which all of the capital stock of the Company is acquired by an unaffiliated and unrelated Person, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such Trading Market.

4.10 Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of the Securities or otherwise.

4.11 Certain Transactions and Confidentiality After The Date Hereof. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release to be issued simultaneously with the execution and delivery hereof as described in Section 4.4 of this Agreement, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to such initial press release as described in Section 4.4 of this Agreement and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of such press initial release as described in Section 4.4 of this Agreement. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.12 [Reserved.]

4.13 Additional Issuance of Securities. The Company agrees that for the period commencing on the date hereof and ending on the thirtieth (30th) day after the date hereof, neither the Company nor any of its Subsidiaries shall, without the prior consent of the Purchasers, (i) directly or indirectly, issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act (other than a Registration Statement on Form S-8) with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The provisions of this Section 4.13 shall not apply to (A) the Securities to be issued and sold hereunder or issuable upon conversion or exercise of the Securities, (B) issuances of shares of Common Stock upon the exercise of the warrants issued to Rodman in connection with the transactions contemplated by this Agreement, if any, (C) issuances of shares of Common Stock issuable upon conversion of currently outstanding convertible notes, (D) issuances of shares of Common Stock upon the exercise of currently outstanding warrants or amendments to the warrant agreements related thereto, (E) granting options or other securities under the Company’s incentive compensation plans existing on the date hereof or issuances of shares of Common Stock issuable in connection with outstanding awards thereunder as of the date hereof, (F) issuances of shares of Common Stock issuable pursuant to agreements in effect as of the date hereof or amendments related thereto, (G) issuances of shares of Common Stock in connection with strategic acquisitions, (H) issuances of shares of Common Stock subject to shareholder approval or (I) the transactions contemplated by the Warrant Exchange Agreement; provided, however, that in the case of clauses (C) and (D) above, no shares of Common Stock shall be issued as a result of an amendment to such securities after the date hereof and prior to the expiration of the restricted period. In addition, the provisions of this Section 4.13 shall not apply to issuances of shares of Common Stock issuable upon exchange of currently outstanding convertible notes.

4.14 Registration Statement. As soon as practicable (and in any event within three (3) Business Days of the date of this Agreement), the Company shall file a Prospectus Supplement providing for the resale by the Purchasers of the Preferred Stock and Underlying Shares (provided that no Preferred Stock or Underlying Shares of any Purchaser need be covered by such Prospectus Supplement if such Purchaser has not provided the information (including the duly completed Purchaser Questionnaire required under Section 4.20) with respect to such Purchaser necessary for such Prospectus Supplement to comply with the Securities Act and the rules and regulations of the Commission promulgated thereunder (such information, the “Selling Purchaser Information”)). The Company shall use commercially reasonable efforts to keep the Registration Statement effective at all times until no Purchaser owns any Preferred Stock or Underlying Shares. The Company shall ensure that the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading (provided that each Purchaser has complied with its obligations hereunder with respect to Selling Purchaser Information). After the date hereof and during any period in which a Prospectus or Prospectus Supplement relating to any of the Preferred Stock and the Underlying Shares is required to be delivered by any Purchaser pursuant to the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act), (i) the Company will notify the Purchasers promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus that relates to the Preferred Stock and the Underlying Shares or any of the Purchasers or any subsequent amendment to the Prospectus or any supplement or amendment to the Prospectus Supplement has been filed with the Commission and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement, any amendment to the Prospectus, any supplement to the Prospectus that relates to the Preferred Stock and the

Underlying Shares or any of the Purchasers or any amendment or supplement to the Prospectus Supplement or for additional information, (ii) the Company will prepare and file with the Commission, promptly upon a Purchaser’s request, any amendments or supplements to the Registration Statement, Prospectus or Prospectus Supplement that, in such Purchaser’s reasonable opinion, may be necessary or advisable in connection with any distribution (if any) of the Preferred Stock and the Underlying Shares by such Purchaser (provided, however, that the failure of such Purchaser to make such request shall not relieve the Company of any obligation or liability hereunder, or affect such Purchaser’s right to rely on the representations and warranties made by the Company in this Agreement), (iii) the Company will not file any amendment or supplement to the Registration Statement, Prospectus or Prospectus Supplement, other than documents incorporated by reference, relating to the Preferred Stock and the Underlying Shares unless a copy thereof has been submitted to each Purchaser within a reasonable period of time before the filing and no Purchaser has reasonably objected in writing thereto (provided, however, that (A) the failure of any Purchaser to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect any Purchaser’s right to rely on the representations and warranties made by the Company in this Agreement, and (B) the Company has no obligation to provide a Purchaser any advance copy of such filing or to provide such Purchaser an opportunity to object to such filing if such filing does not name such Purchaser or specifically discuss the Preferred Stock and the Underlying Shares as contemplated hereby) and the Company will furnish to each Purchaser at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement, Prospectus or Prospectus Supplement, except for those documents available via EDGAR, and (iv) the Company will cause each amendment or supplement to the Prospectus or the Prospectus Supplement, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act). Each Purchaser, as to itself only, represents, warrants, and covenants to the Company that such Purchaser’s Selling Purchaser Information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading, that such Purchaser shall indemnify and hold harmless the Company, from and against all Losses, as incurred, to the extent arising out of or based upon any breach thereof, and that notwithstanding anything to the contrary contained herein, in no event shall the liability of any Purchaser under this Section 4.14 be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the securities giving rise to the indemnification obligation hereunder. Furthermore, each Purchaser, as to itself only, covenants to promptly notify the Company in writing of any inaccuracies or changes in the Purchaser’s Selling Purchaser Information subsequent to the date such Purchaser delivered the Purchaser Questionnaire required under Section 4.20 at any time while the Registration Statement remains effective. Until the earliest of (a) the date a Purchaser no longer holds any of the Preferred Stock acquired hereunder or any of the Underlying Shares obtained upon conversion thereof, (b) the date such Purchaser is able to sell all of such Preferred and Underlying Shares without volume limitations pursuant to Rule 144(b)(1) and without the requirement for the Company to be in compliance with Rule 144(c)(1) and (c) the second anniversary of the filing of the Prospectus Supplement, in the event that (i) the Company fails to file the Prospectus Supplement within three (3) Trading Days of the date hereof or (ii) following the filing of the Prospectus Supplement, the Company fails to keep the Registration Statement (or a replacement registration statement) effective so as to permit resales of the Preferred Stock and Underlying Shares by each Purchaser that has provided its Selling Purchaser Information in accordance with this Agreement (and, if applicable, after the 6-month anniversary of the date hereof and prior to the one year anniversary of the date hereof, the Company also fails to meet the current information requirements under Rule 144(c)(1) such that the Purchaser cannot sell all of its Preferred and Underlying Shares without volume limitations pursuant to Rule 144(b)(1)) for more than ten (10) consecutive calendar days or more than an aggregate of fifteen (15) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure being referred to as an “Event”, and the date on which any such three (3) Trading Day period or ten (10) or fifteen (15) calendar day period, as applicable, is exceeded under clauses (i) or (ii), as applicable, being referred to as an “Event Date”), then, in addition to any other rights such Purchaser may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each affected Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to 2.0% of the pro rata portion of such Purchaser’s Subscription Amount that relates to the unsold Preferred Stock or Underlying Shares that such Purchaser cannot sell under the Registration Statement as a result of such failure. The Company and each Purchaser agree that the maximum aggregate liquidated damages payable to an affected Purchaser under this Agreement shall be 10% of the aggregate Subscription Amount that relates to the unsold Preferred Stock or Underlying Shares that such Purchaser cannot sell under the Registration Statement as a result of such failure. If the Company fails to pay any partial liquidated damages pursuant to this Section 4.14 in full within ten (10) business days after the date payable, the Company will pay interest thereon at a rate of 15% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Purchaser, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

4.15 Notice of Commission Stop Orders. Promptly after it receives notice or obtains knowledge thereof, the Company will advise each Purchaser of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any other order preventing or suspending the use of the Prospectus or the Prospectus Supplement, of the suspension of the qualification of the Preferred Stock and the Underlying Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Preferred Stock and the Underlying Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop or other order or to obtain its withdrawal if such a stop or other order should be issued.

4.16 Delivery of Prospectus; Subsequent Changes. During any period in which a Prospectus or the Prospectus Supplement relating to the Preferred Stock and the Underlying Shares is required to be delivered by any Purchaser pursuant to the Securities Act with respect to a pending sale of the Preferred Stock and the Underlying Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act), the Company will comply in all material respects with the requirements imposed upon it by the Securities Act, as from time to time in force, and shall use commercially reasonable best efforts to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of the Exchange Act. If during such period any event occurs as a result of which the Prospectus or the Prospectus Supplement as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement, the Prospectus or the Prospectus Supplement to comply with the Securities Act, the Company will promptly notify the Purchasers to suspend the offering of the Preferred Stock and the Underlying Shares during such period and the Company will promptly amend or supplement, or file a free writing prospectus applicable to, the Registration Statement, the Prospectus or the Prospectus Supplement (at the expense of the Company) so as to correct such statement or omission or effect such compliance (provided, however, that the obligations contained in this sentence shall only apply with respect to Selling Purchaser Information if the applicable Purchaser has notified the Company in writing of the event requiring the Company to correct such statement or omission or effect such compliance).

4.17 Delivery of Registration Statement and Prospectus. The Company will furnish to each Purchaser and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus, the Prospectus Supplement (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement, the Prospectus or the Prospectus Supplement that are filed with the Commission during any period in which a Prospectus or Prospectus Supplement relating to the Preferred Stock and the Underlying Shares is required to be delivered pursuant to the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as such Purchaser may from time to time reasonably request and, at such Purchaser’s request, will also furnish copies of the Prospectus and the Prospectus Supplement to each exchange or market on which sales of the Preferred Stock and the Underlying Shares may be made; provided, however, that the Company shall not be required to furnish any document to a Purchaser to the extent such document is available to such Purchaser or the public on EDGAR.

4.18 Federal and State Securities Law Compliance. The Company covenants that it will take prior to (or by virtue of) the filing of the Prospectus Supplement pursuant to Section 4.14 all such action as is necessary in order to obtain an exemption for, or to qualify the Preferred Stock and the Underlying Shares for sale to, and resale by, the Purchasers under all applicable securities laws (including, without limitation, all federal securities laws and “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification)), and the Company shall provide evidence of any such action so taken to the Purchasers promptly thereafter. The Company shall make all filings and reports relating to the offer and sale of the Preferred Stock and the Underlying Shares required under all applicable securities laws (including, without limitation, all federal securities laws and “Blue Sky” laws of the states of the United States) following the Closing, and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Preferred Stock and the Underlying Shares to, and by, the Purchasers.

4.19 Prohibition on Transfers Prior to Record Date. Notwithstanding anything contained in this Agreement or otherwise to the contrary, each Purchaser agrees that it will not assign, sell, hypothecate, mortgage, pledge, convey, grant any interest in or over, or otherwise transfer any of its Securities until after 12:01 a.m., Seattle time on July 28, 2010. The obligations of each Purchaser under this Section 4.19 are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this Section 4.19 and no Purchaser shall have any right to pursue any action against any other Purchaser under this Section 4.19. This obligations hereunder are separate as to each Purchaser and between the Company and each Purchaser only and not by and between any of the Purchasers.

4.20 Purchaser Questionnaire. No later than 5:00 p.m., Los Angeles time on the Business Day following the date hereof, each Purchaser shall complete, execute and deliver to the Company a Purchaser Questionnaire in the form of Exhibit E hereto so as to enable the Company to include such Purchaser’s Preferred Stock and Underlying Shares in the Prospectus Supplement to be filed pursuant to Section 4.14.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated before 11:59 p.m., Seattle time on July 27, 2010 through no fault of such Purchaser; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided that the foregoing shall not have any effect on any agreements that a Purchaser has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Purchaser in the Company.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the holders of at least 67% of the Preferred Stock or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities; provided such Purchaser provides prior written notice to the Company and such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 of this Agreement.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations, warranties and covenants contained herein shall survive the Closing and the delivery of the Preferred Stock and Warrants and for a period of one year thereafter.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance pursuant to the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through WS. WS does not represent any of the Purchasers and only represents Rodman & Renshaw, LLC. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

5.17 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing pursuant to the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.18 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.19 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CELL THERAPEUTICS, INC.	Address for Notice:

501 Elliott Avenue West, Suite 400
James A. Bianco, M.D. Chief Executive Officer	Seattle, Washington 98119 Facsimile: (206) 272-4302 Attention: Louis A. Bianco

With a copy to (which shall not constitute notice):

O’Melveny & Myers, LLP Two Embarcadero Center 28th Floor San Francisco, California 94111 Facsimile: (415) 984-8701 Attn: C. Brophy Christensen, Esq.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

PURCHASER SIGNATURE PAGES FOLLOW]

[Signature page to Securities Purchase Agreement]

[PURCHASER SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Purchaser:

Fax Number of Purchaser:

Address for Notice of Purchaser:

Telephone:
Facsimile:
Attention:

With a copy to (which shall not constitute notice):

Telephone:
Facsimile:
Attention:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

[Signature page to Securities Purchase Agreement]

Subscription Amount:

Shares of Preferred Stock:

Warrant Shares:

EIN Number:

[Signature page to Securities Purchase Agreement]

EXHIBIT A

CERTIFICATE OF DESIGNATION

(See attached).

EXHIBIT B

FORM OF OPINION OF COMPANY COUNSEL

(See attached).

EXHIBIT C

OPINION OF WASHINGTON COUNSEL

(See attached).

EXHIBIT D

FORM OF WARRANT

(See attached)

EXHIBIT E

PURCHASER QUESTIONNAIRRE

Cell Therapeutics, Inc. (the “Company”) intends to file with the Securities and Exchange Commission (the “Commission”) a prospectus supplement (“Prospectus Supplement”) to the base prospectus in the registration statement on Form S-3 (Commission File No. 333-161442) (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”) of the Company’s Series 6 Preferred Stock and the Company’s Common Stock underlying the Series 6 Preferred Stock (the “Registrable Securities”), in connection with that certain Securities Purchase Agreement for the Series 6 Preferred Stock, dated July 25, 2010 entered into by and among the Company, and the Purchasers identified on the signature pages thereto (the “Purchase Agreement”). All capitalized terms used and not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, each holder of Registrable Securities (i.e., each Purchaser under the Purchase Agreement) will be required to be named as a selling securityholder in the related Prospectus Supplement and deliver a base prospectus and the Prospectus Supplement to each purchaser of the Registrable Securities.

If you wish to include the Registrable Securities beneficially owned by you in the Shelf Registration Statement and Prospectus Supplement, you must complete, sign and deliver this Purchaser Questionnaire (“Questionnaire”) to the Company at the address set forth herein. If you fail to do so, you will not be named as a selling securityholder in the Prospectus Supplement and may not be able to use the Shelf Registration Statement and the Prospectus forming a part thereof to resell the Registrable Securities that you hold.

Please be aware that various legal consequences arise from being named as a selling securityholder in the Prospectus Supplement. We strongly advise you to consult your own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Prospectus Supplement.

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (2). By signing and returning this Questionnaire, the undersigned agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Questionnaire and the Purchase Agreement.

The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	(a) Full legal name of Selling Securityholder:

(b) Full legal name of registered holder (if not the same as in (a) above) of Registrable Securities listed in Item (2) below:

2.	Beneficial ownership of Securities:

Except as set forth below in this Item (2), the undersigned Selling Securityholder does not beneficially own any securities.

(a) Number (and type) of Registrable Securities beneficially owned:

(b) Number (and type) of securities of the Company other than Registrable Securities beneficially owned:

(c) Number (and type) of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement:1

3.	Beneficial ownership of other securities of the Company:

Except as set forth below in this Item (3), the undersigned Selling Securityholder is not the beneficial or registered owner of any Registrable Securities or any other securities of the Company, other than the securities listed above in Item (2).

State any exceptions here:

4.	Broker-Dealer Status:

Is the Selling Securityholder a registered broker dealer? Yes ☐ No ☐

Note that in general we will be required to identify any registered broker-dealer as an underwriter in the Prospectus Supplement.

1	These would be the number of shares of Series 6 preferred stock and the number of shares of common stock underlying the Series 6 preferred stock held by the Selling Securityholder.

5.	Affiliation with Broker-Dealers:

Is the Selling Securityholder an affiliate2 of a registered broker-dealer?

Yes ☐ No ☐

If so, please answer the remaining questions in this section.

(a) Please describe the affiliation between the Selling Securityholder and any registered broker-dealers:

(b) If the Registrable Securities were purchased by the Selling Securityholder other than in the ordinary course of business, please describe the circumstances:

(c) If the Selling Securityholder, at the time of its receipt of Registrable Securities, has had any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or understandings:

Note that if the Selling Securityholder is an affiliate of a broker-dealer and did not purchase its Registrable Securities in the ordinary course of business or at the time of the purchase had any agreements or understandings, directly or indirectly, to distribute the securities, we must identify the Selling Securityholder as an underwriter in the Prospectus Supplement.

6.	Beneficial Ownership by Natural Persons:

If the Selling Securityholder is an entity, does any natural person have voting or investment power over the Registrable Securities held by the Selling Securityholder?3

Yes ☐ No ☐

If so, please state that person’s or persons’ name(s):

2	An “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.
3	Please answer “Yes” if any natural person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power which includes the power to dispose, or to direct the disposition of, the Registrable Securities held by the Selling Securityholder.

7.	Relationships with the Company:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or their respective predecessors or affiliates) during the past three years.

State any exceptions here:

8.	Plan of distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (2) only as follows (if at all):

Following the issuance of the Series 6 Preferred Stock to the Selling Securityholder, the Selling Securityholder may offer, sell, transfer or otherwise dispose of, Registrable Securities from time to time on any stock exchange on which the Registrable Securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise. The Selling Securityholder may offer, sell, transfer, or otherwise dispose of these shares at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The Selling Securityholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale, and the Company cannot assure you that any Selling Securityholder will sell all or any portion of the shares offered by such Selling Securityholder. The Company will not receive any proceeds from the sales by the Selling Securityholder of Registrable Securities.

The Selling Securityholder may offer and sell Registrable Securities by one or more of the following methods at various times:

• block trades in which a broker or dealer will be engaged to attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to the Prospectus Supplement;

• ordinary brokerage transactions and transactions in which the broker solicits purchases;

• “at the market” transactions to or through market makers or into an existing market for our common stock;

• privately negotiated transactions;

• short sales;

• options, swaps or other derivative transactions that may or may not be listed on an exchange;

• distributions to their respective partners, members, managers, directors, employees, consultants or affiliates; or

• any combination of the above methods or by any other legally available means

The Selling Securityholder may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers or dealers may act as principals, or as agents of the Selling Securityholder. Broker-dealers may agree with the Selling Securityholder to sell a specified number of Registrable Securities at a stipulated price per share. If a broker-dealer is unable to sell Registrable Securities acting as agent for the Selling Securityholder, it may purchase as principal any unsold Registrable Securities at the stipulated price. Broker-dealers who acquire Registrable Securities as principals may thereafter resell the Registrable Securities from time to time in transactions on any stock exchange on which the Registrable Securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through brokerdealers, including transactions of the nature described above.

Any underwriters, dealers, brokers or agents participating in the distribution of Registrable Securities may receive compensation in the form of discounts, concessions, commissions or fees from the Selling Securityholder and/or purchasers of the Selling Securityholder’s shares, for which they may act, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Any brokers, dealers or agents that participate in the distribution of shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions.

The Company will make copies of the Prospectus Supplement available to the Selling Securityholders for purposes of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

The Selling Securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of common shares in the course of hedging the positions they assume with the Selling Securityholder, including, without limitation, in connection with distributions of shares by those broker-dealers. The Selling Securityholder may enter into option or other transactions with broker-dealers that involve the delivery of shares to the broker-dealers, who may then resell or otherwise transfer those securities.

The Selling Securityholder and other persons participating in the sale or distribution of Registrable Securities will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M; and the Company has advised the Selling Securityholder that Regulation M may apply. This regulation may limit the timing of purchases and sales of any shares by the Selling Securityholder and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and its respective affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the securities.

The Selling Securityholder may also sell shares in accordance with Rule 144 under the Securities Act rather than pursuant to the Prospectus Supplement, regardless of whether the shares are covered by the Prospectus Supplement.

State any exceptions here:

The Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations thereunder, particularly Regulation M (or any successor rules and regulations).

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (2) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Questionnaire.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (8) above and the inclusion of such information in the Prospectus Supplement. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Prospectus Supplement.

In accordance with the Selling Securityholder’s obligation under the Purchase Agreement to provide such information as may be required by law for inclusion in the Prospectus Supplement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery to the address below.

Once this Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (2) above). This Agreement shall be governed in all respects by the laws of the State of New York applicable to agreements made and to be performed in such State.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder
(Print/type full legal name of beneficial owner of Registrable Securities)

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED

QUESTIONNAIRE TO THE COMPANY AT:

Cell Therapeutics, Inc.

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

Attention: Louis A. Bianco

Facsimile No.: (206) 272-4317

Email: jbianco@ctiseattle.com

with a copy to:

O’Melveny & Myers, LLP

Two Embarcadero Center, 28th Floor

San Francisco, California 94111

Facsimile: (415) 984-8701

Attention: C. Brophy Christensen, Esq.

Email: bchristensen@omm.com

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